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                                                                    EXHIBIT 99.1

                  LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T


                          ANCHOR GLASS CONTAINER CORPORATION
                               4343 ANCHOR PLAZA PARKWAY
                                 TAMPA, FLORIDA 33634


March 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408


Ladies and Gentlemen:

         Pursuant to Temporary Note 3T of Regulation S-X, Anchor Glass Container Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the audit of the financial statements for the fiscal year ended December 31, 2001 was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, the availability of national office consultation, and the availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.


                                        Very truly yours,

                                        ANCHOR GLASS CONTAINER
                                        CORPORATION


                                        /s/ Lawrence M. Murray
                                        -----------------------------------
                                        Lawrence M. Murray
                                        Senior Vice President-Finance